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                                                                    Exhibit 3.30

                        THE COMPANIES ACTS, 1948 TO 1976

                             ----------------------

                            COMPANY LIMITED BY SHARES

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                             ARTICLES OF ASSOCIATION

                                       OF

                         MARLBOROUGH EMPLOYMENT LIMITED

1. The regulations contained in Part I of Table "A" appended to the Companies Act, 1948 shall apply to and shall be the regulations of the Company, save in so far as they are varied hereby or inconsistent herewith.

                        MODIFICATION OF TABLE "A" PART I

2. Regulations 24 and 75 of Part I of Table "A" shall not apply to the Company and the following regulations shall be modified:

            Regulation 7, so that the words "Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and "shall be held to be delete and there shall be added to the end of the said regulation the words "The Company shall, however, be entitled to register trustees as such in respect of any shares."

            Regulation 11, so that the words "(not being a fully paid share)" and "(other than fully paid shares)" shall be held to be delete.

            Regulation 22, so that the words "and transferee" shall be held to be delete.

            Regulation 28, so that there shall be added immediately after the word "every" the word "confirmation".

            Regulation 33, so that there shall be added to the end thereof the words "and all expenses that may have been incurred by the Company by reason of such non-payment."

            Regulation 53, so that for the words "three members present in person" there shall be substituted the words "two members present in person or by proxy".
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            Regulation 58, so that the word "two" shall be substituted for the word "three" where it occurs in paragraph (b) of that regulation.

            Regulation /

            Regulation 79, so that the words from and including the word "Provided" to the end of the clause shall be held to be delete.

            Regulation 84, sot hat for Clause (2) thereof there shall be substituted the following clause, namely "(2) A Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and, notwithstanding any declaration he has made in such respect, his vote shall be counted and he shall be counted in the quorum present at the meeting;" that Clause (4) thereof shall be held to be delete and that Clause (5) thereof be renumbered as Clause (4).

            Regulation 86, so that the words "and every Director present at any meeting of Directors or Committee of Directors shall sign his name in a book to be kept for that purpose" shall be held to be delete.

            Regulation 88, so that in Clause (a) thereof the word and figures "or 195" shall be held to be delete and that there shall be added to the end of Clause (f) thereof the words "and they pass a resolution that he has by reason of such absence vacated office."

                                 PRIVATE COMPANY

3. The Company is hereby declared to be a Private Company in the sense of the Companies Act, 1948.

4. The number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment and have continued after the determination of such employment to be members of the Company) shall not exceed fifty; provided that for the purposes of this provision where two or more persons hold one or more shares in the Company jointly they shall be treated as a single member and no transfer which would increase such number of members beyond fifty shall be valid and the Directors shall refuse to recognize or register any transfer which would so increase such number.

5. No invitation shall be made to the public to subscribe for any shares or debenture of the Company, and the Company and its Directors, Officials, Agents, and all others acting or that may act on its behalf, are hereby prohibited from making any such invitation to the public.

6. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share, to a person who is not a member of the Company.


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                                   TRANSFER /

                               TRANSFER OF SHARES

7. As regards all transfers of shares, the following provisions shall (subject to the provisions of Article 6 hereof) receive effect and no member shall be entitled to transfer his shares, or any of them, otherwise than in accordance with the following provisions:

      (a) Any member who desires to sell or transfer any shares shall be bound to offer the same for sale as hereinafter provided.

      (b) The member proposing to transfer any shares (hereinafter called "the proposing transferor") shall give notice in writing (hereinafter called "the transfer notice") to the Company that he desires to transfer the same. Such notice shall specify the number of shares to be transferred and the price which the proposing transferor considers to be the fair value thereof and shall constitute the Company as his agent for the sale of the shares to any member or members of the Company at the price so fixed or at the fair value to be fixed as provided in paragraph (e) below. The transfer notice shall not be revocable except with the sanction of the Directors. On receipt of the transfer notice, the Company shall within fourteen days thereof notify all members of the Company of the shares offered for sale and shall give all members equal facilities for the purchase thereof.

      (c) If the Company shall, within four weeks after being served with such notice, find a member willing to purchase the shares (hereinafter called "the purchasing member") and shall give notice thereof to the proposing transferor, he shall be bound upon payment of the fair value, to transfer the shares to the purchasing member.

      (d) In case there shall be more than one purchasing member, the shares offered for sale shall be divided among such purchasing members in the proportion as nearly as possible in which they already hold shares in the Company, provided however, that no purchasing member shall be liable to take a greater number of shares than he shall have offered to purchase, and that any shares which cannot be so divided without creating fractions shall be apportioned by the Directors among the purchasing members as they shall think proper.

      (e) In case any difference arises between the proposing transferor and a purchasing member as to the fair value of a share either party may apply to a Chartered Accountant, to be appointed by the President for the time being of the Institute of Chartered Accountants in Scotland, who shall certify in writing the sum which in his opinion is the fair value, and such certificate shall be final and binding on the proposing transferor and the purchasing member concerned, and such sum shall be deemed to be the fair value. Such certificate shall not affect a sale of shares by the proposing transferor to another purchasing member, if neither party has applied to a Chartered Accountant as aforesaid.


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      (f)   /

      (f) If within five weeks after the service of the transfer notice on the Company the proposing transferor shall not receive notice that his offer to sell is accepted wholly or in part as aforesaid, he may, subject to paragraph (g) below, within six calendar months of serving the said notice, sell or dispose of his shares or so many thereof as shall not have been purchased as aforesaid to any other person, at the price at which he shall have so offered them or at any higher price, but not at any less price until he shall have again offered such shares at such less price and for the same period as before for sale as aforesaid.

      (g) A notice of acceptance of the offer of the proposing transferor to sell under paragraph (C) above, if sent by post, shall be deemed to have been received by the proposing transferor if it is proved that the letter containing the acceptance was properly addressed and put into the post office.

      (h) In the event of the death, bankruptcy or resignation of any Director of the Company, or in the event of any Director ceasing for any reason to be a Director of the Company, the remaining Directors shall be entitled, on giving notice in writing accordingly at any time within a period of six months after such event to such Director or the legal personal representatives or trustee in bankruptcy of such Director, as the case may be, to require him or them to sell, as at the date of receipt of such notice, the whole shares in the capital of the company held by him or them at such date all to the same effect as if he or they had served a transfer notice at such date of receipt on the Directors in terms of paragraph (b) of this Regulation in respect of all such last mentioned shares provided however that the price to be paid for such shares shall be a price equivalent to the net asset value thereof as determined by the auditors for the time being of the Company.

                               CAPITAL AND SHARES

8. The Share Capital of the Company is #50,000 divided into 50,000 Ordinary Shares of #1 each.

9. The Shares in the original capital of the Company shall be under the control of the Directors who may allot and issue the same to such persons on such terms and conditions and at such time as the Directors think fit, provided that no shares shall be issued at a discount except as provided by Section 57 of the Companies Act, 1948.

                            ALTERATIONS OF CAPITAL /

                              ALTERATION OF CAPITAL

10. Subject as mentioned below, new shares created on any increase of capital may, without the sanction of the holders of any class of shares, be issued as Ordinary Shares ranking pari passu with the existing Ordinary Shares of the Company or with any such preferred, deferred or other special rights, whether in respect of dividend, return of capital, voting or


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      otherwise, as may from time to time be determined either by Ordinary
      Resolution of the Company in General Meeting or by resolution of the Directors passed in pursuance of authority so to do delegated to them by Ordinary Resolution of the Company in General Meeting, and subject to the provisions of the Act the Company may issue Preference Shares, which are redeemable, or at the option of the Company are liable to be redeemed, on such terms and in such manner as the Company before the issue thereof may by Special Resolution determine.

11. Unless otherwise determined by the General Meeting increasing the capital, all new shares shall be offered to the members in proportion as nearly as may be to the number of such shares held by them except in cases where an issue is made in respect of the purchase of any heritable or moveable property and where such shares are issued as fully or partly paid in whole or part payment therefor, and such offer shall be made by notice specifying the number of shares offered and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of such time, or on receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may, subject to these Articles, dispose of the same in such manner as they may think most beneficial to the Company. The Directors may likewise so dispose of any new shares which (by reason of the ratio the new shares bear to shares held by persons entitled to an offer of new Shares) cannot, in the opinion of the Directors, be conveniently offered under this Article.

                                GENERAL MEETINGS

12. A resolution in writing signed by or on behalf of all the members for the time being entitled to vote shall be as effective for all purposes as a Resolution duly passed at a General Meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by or on behalf of one or more members.

                                    DIRECTORS

13. Unless otherwise determined by a General Meeting, the number of Directors shall be not less than two. The first Directors shall be appointed by the subscribers of the Memorandum of Association.

14. The remuneration of the Directors (other than the Managing Directors, if any,) shall be divided amongst them as they shall determine, or failing agreement, equally.

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15.   If any Director shall be called upon to perform extra or executive or special services of any kind for whatever period or periods, or to travel or to go or reside abroad for any business or purposes of the Company, he shall be entitled to receive such sum as the Directors may think fit for expenses of living, and also such remuneration as the Directors may think fit, either as fixed sum or as a percentage of profits or otherwise, and such remuneration may, as the Directors shall determine, be either in addition to or in


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      substitution for his share in the remuneration of the Directors otherwise provided and the same shall be charged as part of the ordinary working expenses.

16. A Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any General Meeting of, and at any separate meeting of the holders of any class of shares in, the Company.

                            PROCEEDINGS OF DIRECTORS

17. A resolution executed in accordance with Regulation 106 of the said Part I of Table "A" appended to the Companies Act, 1949, may be in the form of separate documents each signed by one or more Directors.

                                    NOTICES

18. If a member has no registered address in the United Kingdom and has not supplied to the Company an address within the United Kingdom for the giving of notices to him, a notice addressed to him at his last known address in the United Kingdom shall be deemed to be duly given to him on the day on which it is posted.

                                   WINDING UP

19. If any distribution is proposed to be made under Regulation 135 of the said Part I of Table "A" appended to the Companies Act, 1948, otherwise than in accordance with the existing rights of the members, every member shall have the same right of dissent and other ancillary rights, as if such resolution therefor were a Special Resolution passed pursuant to
      Section 287 of the Companies Act, 1948.

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Names, Addresses and Descriptions of Subscribers

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JOHN DUFFY

IAN J. BLACK

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Dated this ________ day of ___________, 19__.

Name, address and description of witness to the above signature.


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                             THE COMPANIES ACT 1985
                               SPECIAL RESOLUTION
                    (Pursuant to Companies Act 1985 S.378(2))
                                       of
                         MARLBOROUGH EMPLOYMENT LIMITED
                                 COMPANY NUMBER
                                      66241
                                     PASSED
                                  5th July 1996

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At an EXTRAORDINARY GENERAL MEETING of the members of the said company, after due notice specifying the intention to propose the following Resolution as a SPECIAL RESOLUTION had been given, held at GLASGOW in the Region of Strathclyde on the 5th day of July, 1996 the following SPECIAL RESOLUTION was duly passed.

"That paragraph 111(i) of the Memorandum and Articles of Association be deleted and replaced with the following:

To carry on the business of holding, management and investment company and to improve, develop, hold as an investment and undertake the management of any property, real or personal, or any interest therein as owners, trustees, agents or otherwise and generally to acquire, hold, deal in, dispose of or turn in account any lands, buildings, estates, plant and equipment, commodities, options, shares, stocks, debentures, bonds, loans, annuities and investments and securities of any description, businesses, policies of insurance, patents and licenses and other such property or rights for or on behalf of any company, whether subsidiary or not; to promote sports drinks and associated products within the group; to provide accounting, company secretarial and general office services and to act as brokers of and agents for and distributors of goods and services of all kinds, to tender for and to place contracts and investments on behalf of any person, firm or company, to co-ordinate and administer the policies and trading activities of any companies with which the company may be associated, and generally to act as financiers, concessionaires, factors, capitalists and underwriters and to guarantee and secure to act as financiers, concessionaires, factors, capitalists and underwriters and to guarantee and secure the payment of money or performance or fulfillment of contracts and obligations by any company, firm or person and to advance money and lend assets of any description, with or without security, and on such terms and in such manner as may from time to time seem expedient".



                                             -----------------------------------
                                             Company Secretary